UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 23, 2014 (June 18, 2012)

NET SAVINGS LINK, INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-53346
(Commission File No.)

5042 Wilshire Boulevard, Suite 29770
Los Angeles, California   90036
(Address of principal executive offices and Zip Code)

(310) 774-2300
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                          ENTRY INTO A MATERIALLY DEFINITIVE AGREEMENT.

On about June 18, 2014, we entered into an agreement with Global Distribution Inc. a New York corporation ("GDI"); David Saltrelli and Peter Schuster, holders of all of the issued and outstanding shares of our Series A preferred stock; and, Steven Baritz, the sole shareholder of GDI, wherein Steven Baritz acquired all of the issued and outstanding shares of our Series A preferred stock (1,500,000 shares) from David Saltrelli and Peter Schuster in exchange for Baritz transferring all of the issued and outstanding shares of common stock of GDI to us.   Each share of Series A preferred stock has 1,000 votes.  Upon completion of the aforementioned transaction, David Saltrelli and Peter Schuster, will continue to own 7,200,000 shares of our common stock and in the event of any action which causes a reduction in said shares, we will issue additional shares of common stock to David Saltrelli and Peter Schuster in order to maintain their ownership in 7,200,000 shares of our common stock.   David Saltrelli and Peter Schuster have delivered the Series A preferred shares to Baritz and Baritz has delivered the shares of common stock of GDI to us and accordingly this agreement has terminated.  Further, outstanding balances owed to our auditors, attorney, Asher Enterprises, and Pacific Stock Transfer will be paid within 24 hours of closing.  As of the date hereof, said amounts have not been paid.

ITEM 2.01                          COMPLETION OF ACQUISTION OR DISPOSITION OF ASSETS.

On about June 18, 2014, we entered into an agreement with Global Distribution Inc. a New York corporation ("GDI"); David Saltrelli and Peter Schuster, holders of all of the issued and outstanding shares of our Series A preferred stock; and, Steven Baritz, the sole shareholder of GDI, wherein Steven Baritz acquired all of the issued and outstanding shares of our Series A preferred stock (1,500,000 shares) from David Saltrelli and Peter Schuster in exchange for Baritz transferring all of the issued and outstanding shares of common stock of GDI to us. Each share of Series A preferred stock has 1,000 votes.  Upon completion of the aforementioned transaction, David Saltrelli and Peter Schuster, will continue to own 7,200,000 shares of our common stock and in the event of any action which causes a reduction in said shares, we will issue additional shares of common stock to David Saltrelli and Peter Schuster in order to maintain their ownership in 7,200,000 shares of our common stock.   David Saltrelli and Peter Schuster have delivered the Series A preferred shares to Baritz and Baritz has delivered the shares of common stock of GDI to us.  Further, outstanding balances owed to our auditor, attorney, Asher Enterprises, and Pacific Stock Transfer will be paid within 24 hours of closing.  As of the date hereof, said amounts have not been paid.

ITEM 5.01                          CHANGES IN CONTROL OF REGISTRANT

On or about June 18, 2014, David Saltrelli and Peter Schuster, holders of all of the issued and outstanding shares of our Series A preferred stock (1,500,000 shares with each share having 1,000 votes) transferred said shares of Series A preferred stock to Steven Baritz.  The aforementioned shares of Series A preferred stock represented approximately 66.18% of our voting power.  The common shares and Series A preferred shares vote together on all matters submitted to our shareholders.  Steven Baritz does not own any shares of our common stock.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMNTS OF CERTAIN OFFICERS

On June 18, 2014, Steven Baritz was appointed to our board of directors and appointed president, principal executive officer, secretary, treasurer, principal financial officer, and principal accounting officer.  Thereafter, David Saltrelli, Peter Schuster, and Jon Wallen resigned as officers and directors.   We have not entered into any compensation arrangements with Mr. Baritz with respect to his employment with us.

The following is a summary of Mr. Baritz employment history:

November 1986 – June 2014
President/CEO Island Federal Mortgage, Ltd.
 Hauppauge, N.Y.  Company was privately held.

A residential and commercial mortgage firm based on Long Island, NY, that was licensed in NY, and FL. Arranged and structured residential and commercial mortgages, and maintained a correspondent channel with over 75 institutional and private secondary market entities. Harnessed strengths in forecasting and opportunity identification to effectively compete in the marketplace, and drive peak productivity from the sales and origination department.

During the past ten years, Mr. Baritz has not been the subject of the following events:

1.
A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

	ii)	Engaging in any type of business practice; or

	iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.
Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

	i)	Any Federal or State securities or commodities law or regulation; or

ii)
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

	iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.
Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

ITEM 7.01                          REGULATION FD DISCLOSURE

On June 18, 2014 we issued a press release announcing that we completed the acquisition of Global Distribution, Inc. ("GDI").  GDI is a distribution company that specializes in the distribution of health products to retail stores. Some of the types of products that we will distribute are supplements and vitamins, nutraceuticals, various natural remedies, and in places where it has been decriminalized, medical and recreational marijuana products as well.

ITEM 9.01                          FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Document Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 23th day of June 2014.

NET SAVINGS LINK, INC.

BY:	STEVEN BARITZ
Steven Baritz, President
President, Principal Executive Officer, Secretary, Treasurer, Principal Financial Officer, Principal Accounting Officer and sole member of the Board of Directors